EXHIBIT 10(b): Agreement with Signature Marketing Services



                                                   April 10, 2002

                     Letter of Understanding


                  Signature Marketing Services



                               and

                      iWizard Holding, Inc.


This Letter of Understanding is effective as of April 15, 2002, by and between iWizard Holding Inc. of 4021 N. 75th St. Scottsdale AZ (hereinafter "Wizard") and Signature Marketing Services Inc.
of 5090 N. 40th St. Phoenix AZ 85018 (hereinafter "SMS").


SMS is a marketing/lead generation company that strategically drives web traffic to sites that furnish subscribers with sale prospects. Wizard has special expertise relating to customer relationship management, customer relationship marketing, database of engineering and design, web site development, Internet communications and telephony.

SMS and Wizard desire to enter into a relationship to provide certain services relating to Lead generation, rich media communications, Lead Management, Customer Relationship Marketing
(CRM) and Customer Data Integration (CDI) to mortgage brokers that subscribe to the service.

This relationship will begin on April 15th and continue until which time either party elects to terminate the relationship. The primary objective of this relationship is to build a successful and highly profitable business that leverages each parties core competencies. Both parties desire and plan to enter into a formal agreement to be completed within six months of the April 15th start date.

Schedule A provides a definition of terms used throughout this document. Schedule B defines the scope of services provided by SMS and iWizard. Schedule C defines the revenue sharing and reconciliation requirements. Schedule D defines software, URL and related ownership provisions. Both parties agree to treat each others respective proprietary information including charts, reports, design specifications, as well as all other non-public information as confidential, and will not disclose any information to outside 3rd party entities without the others formal written approval.

Both parties acknowledge this document does not represent a binding agreement, with the exception of the non-disclosure provisions as described above. Furthermore both parties will make their best efforts to fulfill their respective obligations defined herein until which time a more formal contract can be negotiated.

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                                                       Schedule A



                       DEFINITION OF TERMS



Client   Prospect:  An  entity  in  the  business  of  accepting,
processing and closing loans between a customer and a lending institution for purposes of a first or second mortgage, debt consolidation, home equity line of credit or refinance.

Client: A Client Prospect that enters into a written agreement (subscribes) with SMS under which the Client receives a predetermined web presence that may generate Leads and is provided certain electronic Customer Relationship Marketing
(eCRM) services.

Customer:  An  entity identified in a disbursed  lead  to  a  SMS
Client that has been approved for and has closed on a first or second mortgage, debt consolidation, home equity line of credit or refinance,

Lead:  An  entity that as requested information through the  Lead
Capture Web Site, provided all required financial information, and has been screened and disbursed to one of the SMS Clients.

Lead  Capture  Web Sites: One or more web sites, which  may  have
multiple   URL's,  for  attracting,  and  capturing   information
regarding potential Leads for disbursement to Clients.

Lead Generation Costs: Out-of-pocket payments to unrelated third parties relating to the generation of leads, such as, for example: acquisition of lists of prospective leads; the cost of advertising In publications: commissions to affiliates (e.g. pay per click) and sales personnel; and fees to search engines for placement.

Permitted Lead Generation Costs: Lead Generation strategies and costs will be discussed and mutually agreed to during the business planning meeting to be held during the first week of each month.

Client  Revenue: The total monthly payments made  by  subscribing

Clients

Net Revenue: Client Revenue less Permitted Lead Generation Costs.

eCRM Trigger Event: Those predefined events as may be amended from time to time by agreement of the parties, associated with a Customer, in response to which a Rich Media email is to be sent to the Customer.


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                                                      Schedule B

                  Services and Responsibilities
iWizard Responsibilities
*    Design,  develop and Implement the Client enrollment program as well as all Client database maintenance related functions.
* Develop and implement all Lead information filtering, and disbursement and administration services to Clients.
* Design and implement all Lead database and administration services including auto-responders, opt-in processing, third party demographic data append, data integration and list hygiene services.
* Hire and train all direct telephone sales and customer support staff and use its best efforts to sell client subscriptions to prospective Clients. All related sales compensation will be included in the acceptable lead generation costs and definition.
*    Design  and  implement rich email campaigns for purposes  of new Client sales. Evaluate, recommend and purchase email lists on behalf of SMS. All email list rental costs will be considered part of the marketing investment program costs.
* Design and Implement all eCRM database, triggers and rich media templates used by the Client to communicate with Customers.
*    Provide  program development resources to SMS, as necessary, for the development of web sites to be listed in various search engine displays.
* Purchase all servers, telephone line and billing processing software necessary to administering the Client relationships.
SMS Responsibilities
*    Secure the necessary URLs for the Lead Capture Web Sites.
* Develop or have developed the Lead Capture Web Sites incorporating content and search engine optimization elements designed to generate client leads and drive traffic to client web sites.
*    Arrange for and control the hosting of the Lead Capture  Web
     Sites.
*    Design  all  Lead  information filtering,  and  disbursement rules,  and  administer disbursement of such information  to
     Clients.
*    Make  all  necessary marketing investments in search  engine key word placement, affiliate marketing, space advertising, email lists and other such Lead Generation programs. The campaign content will be defined by SMS while the both parties will define the quantity and frequency of campaigns.
* SMG shell advance and be responsible for the cost of promotional activities (excepting overhead and internal costs of iWizard) and, subject to the holdback provision.
*    Administer   and   maintain  subscription  agreements   with
     Clients. The subscription agreements shall be between SMS (or its nominee) and the Client.




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                                                       Schedule C


               Revenue Sharing and Administration


* Net Revenue will be divided equally (50%-50%) between SMS and iWizard.

* Each Monday during the term of the Agreement, SMS shall remit to Wizard forty percent (40%) of the Client Revenue, exclusive of credit card reserve, received during the preceding week. The 10% holdback fee will be reconciled the following week for over or under withholdings as described below. Upon release of credit card reserve "SMS" will disburse 50% of released reserves the following week.

*    SMS  will prepare a Monthly Report setting forth all  Client
     Revenues, Permitted Lead Generation Costs. All such  Monthly
     Reports will be sent to iWizard within 3 business days after the end of the relevant monthly accounting period.

* SMS is entitled to withhold from weekly payments a Holdback reserve against Permitted Lead Generation Costs not to exceed 10% of IWIZARD share of Client Revenue. The Holdback reserve shall be reconciled against actual Permitted Lead Generation Costs in the Monthly Report. If actual Permitted head Generation Costs for the month are less than the Holdback reserve, the difference shall be paid to iWizard with the delivery of the Monthly Report. If actual Permitted Lead Generation Costs for the month exceed the Holdback reserve, the difference shall be paid to SMS by iWizard within 3 business days of receiving the Monthly Report.









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                                                       Schedule D





                            Software

Each companies current ownership of URL's, application programs, web sites, databases, systems and other related business processes will unconditionally remain independent of this agreement. Any new software, application programs, databases, systems development, relating to this relationship will be mutually owned by both parties and may be utilized in any way by either party in the event of the termination this agreement. This supersedes all other agreements.

In exchange for these rights both parties agree to equally share in all upfront application, software, and database development related costs as mutually agreed by both parties.

Each Company will maintain ownership of any URL and websites that they have independently registered and/or paid for the development.



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iWizard Holding, Inc.              Date